UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2005 (March 4, 2005)

IMPLANT SCIENCES CORPORATION

 (Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5

Wakefield, Massachusetts 01880

 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

 (Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

On March 4, 2005, Implant Sciences Corporation (the “Company”) closed a $7.8 million stock purchase agreement (the “Agreement”) with Truk Opportunity Fund LLC, Truk International Fund, L.P.,  Basso Multi-Strategy Holding Fund Ltd.,  Basso Private Opportunity Holding Fund Ltd.,  RHP Master Fund, Ltd.,  SRG Capital LLC,  JGB Capital L.P.,  Generation Capital Associates,  DCOFI Master LDC,  Capital Ventures International,  TCMP 3 Partners L.P.,  OTAPE Investments LLC,  Double U Master Fund L.P.,  Bluegrass Growth Fund Ltd. and Bluegrass Growth Fund L.P. (the “Purchasers”) in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Net proceeds from the financing are expected to be used primarily for the acquisition of businesses and assets and working capital purposes.  As part of the financing, the Company paid RAM Capital Resources LLC the sum of $15,000 for legal expenses.  Investment banking firm, PacificWave Partners, Ltd., advised the Company on this transaction, for which it received an advisory fee of $312,120 along with warrants (subject to a six-month lockup) to purchase 33,383 shares of the Company’s common stock at an exercise price of $9.35 per share and an additional 21,390 warrants should the additional investment rights be exercised.

The transaction takes the form of a $7.8 million purchase and sale of the Company’s common stock (the “Common Stock”) at a price of $7.22 per share.  In connection with the purchase and sale of the Common Stock, the Company also issued common stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 270,195 shares of the Company’s Common Stock at a price equal to $9.35 per share, which represents an aggregate of 25% of the Common Stock sold under the Agreement, as well as certain additional investment rights (the “Additional Investment Rights”).  The Company has agreed, pursuant to a registration rights agreement, to register the shares of Common Stock sold under the Agreement, as well as the shares of Common Stock underlying the Warrants and the Additional Investment Rights, with the Securities and Exchange Commission.

The following describes certain of the material terms of the financing transaction with the Purchasers. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

Warrant Terms. The Warrants grant the Purchasers under the Agreement the right to purchase up to an aggregate of 270,195 shares of Common Stock of the Company at an exercise price of $9.35 per share. The Warrants are exercisable beginning on or after September 4, 2005 and will remain exercisable until September 4, 2010.  The Warrants may be exercised, in whole or in part, by payment of cash or, in certain circumstances, via a cashless exercise provision.

Restrictions on Exercise of Warrant.  Notwithstanding anything to the contrary set forth above, the holder of a Warrant is not entitled to receive shares upon exercise of the Warrant if such receipt would cause such holder to be deemed to beneficially own in excess of 4.99% of the outstanding shares of the Company’s Common Stock on the date of issuance of such shares.

Registration Rights. Pursuant to the terms of a Registration Rights Agreement between the Purchasers and the Company, the Company is obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) registering the resale of shares of the Company’s Common Stock and the Common Stock issuable upon exercise of the Warrant and the Additional Investment Rights. The Company is required to file a registration statement within 40 days of March 4, 2005 and have the registration statement declared effective within 90 days of such date (120 days in the event of review by the Securities and Exchange Commission). If the registration statement is not timely filed, or declared effective within the timeframe described, or if the registration is suspended as further set forth in the registration rights agreement, the Company will be obligated to pay as partial liquidated damages 2.0% of the then-outstanding principal amount of the aggregate purchase price paid by a Purchaser under the Agreement .

Additional Investment Right. The Company has granted the Purchasers the right, exercisable beginning on September 4, 2005 (the “Initial Exercise Date”) and ending on or prior to the later of (a) the 6 month anniversary of the date the registration statement required to be filed by the Company pursuant to the registration rights agreement becomes effective or (b) the 6 month anniversary of the Initial Exercise Date, but in no event after March 4, 2010, to purchase from the

Company an aggregate of 588,235 shares of Common Stock of the Company for a price of $8.50 per share, subject to adjustment.  The Additional Investment Rights may be exercised, in whole or in part, by payment of cash or, in certain circumstances, via a cashless exercise provision.

Restrictions on Exercise of the Additional Investment Rights. Notwithstanding anything to the contrary set forth above, the holder of Additional Investment Rights is not entitled to receive shares upon exercise of the Additional Investment Rights if such receipt would cause such holder to be deemed to beneficially own in excess of 4.99% of the outstanding shares of the Company’s Common Stock on the date of issuance of such shares.

Right of First Refusal. Subject to certain exceptions, the Company has granted the Purchasers a right of first refusal to provide up to 50% of any additional financing by the Company of its Common Stock or Common Stock equivalents.  This right of first refusal shall be effective for a period of 14 months after March 4, 2005.

Certain Additional Restrictions. From March 4, 2005 and for a period 24 months thereafter, the Company shall be prohibited from issuing or selling any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a transaction that included the sale of shares of the Company’s Common Stock as well as the issuance of Warrants and Additional Investment Rights which are exercisable for shares of the Company’s Common Stock.

Item 3.03.  Material Modification to Rights of Security Holders

In connection with the completion of the transactions described in Item 1.01 above, the Company received certain waivers of rights of first refusal.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a more detailed description of the terms of this transaction.

Item 7.01.  Regulation FD Disclosure.

On March 8, 2005, the Company issued a press release announcing completion of the transactions described in Item 1.01 above.

The press release is attached hereto as Exhibit 99. 1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Securities Purchase Agreement, dated March 4, 2005, by and between the Company and the Purchasers thereunder, with attached schedules.

10.2	Form of Common Stock Purchase Warrant, dated March 4, 2005, by the Company in favor of the Purchasers.

10.3	Form of Common Stock Purchase Warrant, dated March 4, 2005, by the Company in favor of PacificWave Partners Limited.

10.4	Form of Additional Investment Right, dated March 4, 2005, by the Company in favor of the Purchasers.

10.5	Registration Rights Agreement, dated March 4, 2005, by and between the Company and the parties thereto.

99.1	Press Release of the Company, dated March 8, 2005, with respect to the closing of an $7.8 million private placement of common stock with institutional investors.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: March 8, 2005	By:	/s/ A. J. Armini
A. J. Armini, President and &
Chief Executive Officer